Exhibit 99.1

February 5, 2013

To the Members of the Board of
Progressive Care, Inc.

Dear Sirs:

This letter shall serve as notice that effective immediately, I hereby resign from my position as Chief Compliance Officer with Progressive Care, Inc. (the "Company"), and all other positions to which I have been assigned, regardless of whether I served in such capacity, of the Company. The resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Sincerely,

/s/ Avraham Friedman
Avraham Friedman